Exhibit 99.1

1st Quarter 2009

AIMCO

Apartment Investment and Management Company

HillCreste Apartments
Los Angeles, CA

Apartment Investment and Management Company (NYSE:AIV)
Announces First Quarter 2009 Results
Denver, Colorado — May 1, 2009
First Quarter 2009 Highlights
•
Funds From Operations (FFO, as defined below) — FFO, before operating real estate impairment recoveries, of $0.42 per share was $0.09 above the mid-point of guidance of $0.33 per share primarily due to favorable property operating results and lower general and administrative expenses.

•
Same Store Results (as defined below) — When comparing first quarter 2009 to first quarter 2008, Same Store property operations generated net operating income growth of 0.2%, exceeding the mid-point of guidance of negative 1.5%. Same Store revenue declined 0.6% and expenses declined 1.9%. Occupancy declined 1.3% from 94.8% for the first quarter 2008 to 93.5% for the first quarter 2009.

•
Property Sales and Asset Allocation — During the first quarter 2009, Aimco sold ten properties for $83.1 million, generating $14.3 million in net proceeds to Aimco, after distributions to limited partners, repayment of existing property debt and transaction costs. Aimco continues to market properties located in its non-target markets and lower rated locations within its target markets.

•
Capital Markets Activity — During the first quarter 2009, Aimco refinanced property loans totaling $110.1 million generating net proceeds to Aimco of $55.6 million. The new loans had a weighted average maturity of ten years and weighted average interest rate of 5.87%. Approximately $99.0 million of the property loans refinanced during the first quarter represented accelerated refinancing of loans maturing in future periods. Debt service coverage and fixed charge coverage ratios, as defined in the credit facility, were 1.63:1 and 1.42:1 for the first quarter 2009 compared to bank compliance levels of 1.50:1 and 1.30:1, respectively, and consistent with the ratios of 1.63:1 and 1.43:1 for the fourth quarter 2008.

•
Redevelopment — During the first quarter 2009, Aimco invested $20.4 million in conventional redevelopment projects and completed seven of the 37 projects that were active at the end of 2008. Additionally, Aimco elected to reduce the scope of certain projects, resulting in a $21.5 million reduction in their estimated cost of completion. Aimco also invested $8.2 million in seven tax credit redevelopment projects during the first quarter 2009. Net operating income generated by redevelopment properties increased approximately $3.0 million during the first quarter 2009.

•
Investment Management — Investment management income, net of tax, for the first quarter 2009 totaled $6.9 million with 86% of investment management revenue generated from recurring asset management activities and deferred tax credit income.

•
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.10 per share on its Class A Common Stock for the quarter ended March 31, 2009. The dividend is payable May 29, 2009, to shareholders of record on May 15, 2009.

2009 Outlook
•
Property Operations — Given the challenging market conditions, Aimco remains focused on retaining its existing residents and maintaining tight expense control. For the second quarter 2009, Same Store net operating income is expected to decline 2.0% to 3.0% when compared to second quarter 2008. For the full year 2009, expectations are unchanged at 0% to down 5.0% compared to full year 2008.

•
Property Sales and Asset Allocation — Aimco continues to increase its allocation of capital to well located properties within its target markets and continues to market approximately $2.0 billion of non-target conventional and affordable assets.

•
Balance Sheet and Liquidity — Aimco also continues to focus on maintaining a sound balance sheet with balanced sources and uses of cash, ample liquidity and coverage ratios adequate to satisfy bank debt covenants. Aimco is financed primarily with long-term, non-recourse property debt, which represented 84% of Aimco’s leverage at March 31, 2009, with a weighted average maturity of 9.6 years. Aimco is also financed with perpetual preferred equity, which represented approximately 11% of Aimco’s leverage at March 31, 2009. On average, approximately 4%, or $290.0 million, of Aimco’s leverage is subject to refunding in any one year. In order to limit refunding risk, during 2009 Aimco intends to refinance 26 property loans totaling $434.2 million that mature during the balance of 2009 through 2011. The remaining balance of property debt maturities through 2011 totals $99.9 million and is related to four loans, all of which mature in 2011. In addition, net cash proceeds from asset sales are expected to be used first to reduce Aimco’s $350.0 million bank term debt that matures the first quarter of 2011 and to increase cash reserves.

•
FFO Outlook — For the second quarter 2009, FFO, before operating real estate impairments, is expected to range from $0.37 to $0.43 per share and full year 2009 FFO expectations are unchanged from a range of $1.65 to $1.95 per share.

AIMCO 1st Quarter 2009	Page 1

First Quarter 2009 Financial Results
In accordance with Generally Accepted Accounting Principles (GAAP), all previously reported share and per share data have been adjusted to take into account the special dividends paid on August 29, 2008, December 1, 2008, and January 29, 2009, which resulted in the issuance of approximately 5.7 million, 12.6 million and 15.6 million additional shares of Aimco’s Class A Common Stock, respectively.
•
Net loss attributable to common stockholders for the quarter was $37.7 million, compared with a loss of $38.9 million for the first quarter 2008. Higher gains on dispositions of unconsolidated real estate of $11.0 million, an increase in property operating income of $10.5 million, a decrease in other expenses of $4.3 million and lower general and administrative expenses of $1.3 million were offset by higher depreciation and amortization of $19.7 million, lower interest income of $4.8 million and lower asset management and tax credit revenues of $3.3 million. Earnings per share (EPS) attributable to common stockholders was a loss of $0.33 on a diluted basis, compared with a loss of $0.30 per share in the first quarter 2008.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $51.9 million, or $0.45 per share, compared with $67.3 million, or $0.51 per share, in the first quarter 2008. FFO, before net operating real estate impairment recoveries, was $49.4 million, or $0.42 per share.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $35.0 million, or $0.30 per share, compared with $46.7 million, or $0.36 per share, in the first quarter 2008. AFFO includes deductions of $0.12 and $0.15 per share for capital replacement expenditures in the first quarter 2009 and the first quarter 2008, respectively.

Adjusted Diluted Per Share Results*

	FIRST QUARTER
	2009	2008
Earnings (loss) - EPS	$(0.33)	$(0.30)
Funds from operations - FFO	$0.45	$0.51
FFO before operating real estate impairment recoveries	$0.42	$0.51
Adjusted funds from operations - AFFO	$0.30	$0.36

*
These per share results reflect the cumulative effect of the shares issued as part of Aimco’s special dividends paid in 2008 and on January 29, 2009 To estimate the approximate per share results before the effect of Aimco’s special dividends, multiply the reported per share results by a factor of 1.48.

Management Comments

Chairman and Chief Executive Officer Terry Considine comments: “Aimco executed its plan successfully during the first quarter. Same Store property operating results were essentially equal to the first quarter 2008 despite a challenging operating environment. Corporate overhead expenses have been reduced significantly, redevelopment expenditures in 2009 are expected to be 75% lower than in 2008 and the reduction in Aimco’s regular quarterly dividend allows Aimco to retain a substantial amount of cash. Over the coming quarters, we will remain focused on serving our customers, upgrading our portfolio and strengthening our balance sheet.”

President, Chief Investment Officer and Chief Financial Officer David Robertson adds: “Balance sheet safety and liquidity are being enhanced by the sale of non-core assets and the accelerated refinancing of property mortgage debt. We sold $83 million of assets during the quarter at an average cap rate of 7.1% and continue to market other non-core assets. We refinanced $110 million of property debt, $99 million of which represented accelerated refinancing of property loans maturing subsequent to the first quarter, generating excess proceeds to Aimco of $56 million. We will continue to focus on taking the actions necessary to ensure that we maintain appropriate liquidity and balance sheet risk.”

AIMCO 1st Quarter 2009	Page 2

Property Operations
Conventional Real Estate Operations
Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the first quarter 2009, this portfolio included 303 properties with 91,774 units in which Aimco had a weighted average ownership of 90%. Average rents for the conventional real estate portfolio increased from $933 per unit during the first quarter 2008 to $1,030 per unit during the first quarter 2009. During the first quarter 2009, conventional real estate operations generated net operating income of $141.4 million.
“Same Store” Results
In the first quarter 2009, the Same Store portfolio included 226 communities with 64,996 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 91% (See Supplemental Schedules 6a and 6b).
Comparing Same Store results in the first quarter 2009 with the first quarter 2008, total revenue decreased $1.2 million, or 0.6%. The decrease in revenue was primarily the result of lower occupancy, which was down 1.3% from 94.8% to 93.5%, partially offset by higher average rent, up $1 per unit, or 0.1%, from $965 per unit to $966 per unit. Same Store expenses of $76.0 million decreased $1.4 million, or 1.9%, compared with the prior year, due to decreases in several areas including marketing, repairs and maintenance, turn costs and contract services, partially offset by increases in utilities and taxes. Same Store portfolio net operating income was $116.7 million for the first quarter 2009, up 0.2% from the first quarter 2008.
Same Store Operating Results

	FIRST QUARTER
	Year-over-year			Sequential
	2009	2008	Variance	4th Qtr	Variance
Same Store Operating Measures
Average Physical Occupancy	93.5%	94.8%	-1.3%	94.7%	-1.2%
Average Rent Per Unit	$966	$965	0.1%	$969	-0.3%
Total Same Store ($mm)
Revenue	$192.7	$193.9	-0.6%	$194.9	-1.1%
Expenses	(76.0)	(77.4)	-1.9%	(73.2)	3.8%
NOI	$116.7	$116.5	0.2%	$121.7	-4.1%
Affordable Real Estate Operations
At the end of the first quarter 2009, Aimco’s owned affordable portfolio included 285 properties with 33,380 units in which Aimco had an average ownership of 53%. During the first quarter 2009, affordable property operations generated net operating income of $17.9 million. Average month-end occupancy for the affordable portfolio decreased 80 basis points from 97.9% for the first quarter 2008 to 97.1% for the first quarter 2009, while average rent per unit increased 0.8% from $743 to $749 per unit.

AIMCO 1st Quarter 2009	Page 3

Investment Management
Investment management includes activities related to our owned portfolio of properties as well as services provided to affiliated partnerships. Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes the fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Consolidated investment management income, net of tax, was $6.9 million in the first quarter 2009 compared to $9.0 million in the first quarter 2008. Recurring asset management activities and deferred tax credit income comprised 86% and 68% of total investment management revenue during the first quarter 2009 and 2008, respectively. See Supplemental Schedule 11 for additional information on investment management income.
Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the largest 20 U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As we execute this strategy, we expect to reduce our investment in markets outside the largest 20 markets and to increase our investment in the largest 20 markets both by making acquisitions and through redevelopment spending.
In the first quarter 2009, Aimco sold seven conventional properties and three affordable properties with 1,668 and 324 units, respectively, for $83.1 million in gross proceeds (Aimco share $75.4 million). Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $14.3 million. Aimco exited the San Antonio, Texas market during the first quarter 2009.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation and Supplemental Schedule 8 for additional information on disposition activity.
Balance Sheet and Liquidity
Aimco is financed primarily with $5.6 billion of long-term non-recourse property debt, which represented approximately 84% of Aimco’s leverage as of the end of the first quarter 2009. During the first quarter 2009, Aimco closed loans on 12 properties generating gross proceeds of $172.9 million at a weighted average interest rate of 5.87%. After distributions to limited partners, repayment of existing property debt and transaction costs, Aimco’s share of net proceeds was $55.6 million. At the end of the first quarter 2009, the weighted average maturity of Aimco’s non-recourse property debt was 9.6 years.
Aimco’s preferred securities represented approximately 11% of Aimco’s leverage at the end of the first quarter 2009 at which time Aimco had $782.9 million in perpetual preferred stock and Preferred Partnership Units at a weighted average rate of 7.6%.
Aimco’s recourse debt is limited to its revolving credit facility and corporate term debt, which represented approximately 5% of Aimco’s leverage at the end of the first quarter 2009. At the end of the first quarter 2009, the balance on Aimco’s $635.0 million revolving credit facility was $15.0 million and available capacity was $577.0 million, net of $43.0 million of letters of credit drawn against the facility. The balance on Aimco’s corporate term debt of $350.0 million matures the first quarter of 2011. In connection with these recourse obligations, Aimco is subject to debt service coverage and fixed charge coverage compliance levels of 1.50:1 and 1.30:1, respectively, as defined in the credit facility. For the first quarter 2009, Aimco’s debt service coverage and fixed charge coverage ratios were 1.63:1 and 1.42:1, respectively, and Aimco expects to maintain these ratios in excess of bank compliance levels.

AIMCO 1st Quarter 2009	Page 4

As of March 31, 2009, Aimco had outstanding $6.7 billion of consolidated debt, which consisted of $5.4 billion of fixed rate property debt and $1.3 billion of floating rate property and corporate debt. In addition, Aimco had outstanding $73.0 million of floating rate preferred stock. Aimco’s FFO exposure to changes in floating interest rates is mitigated by $562.7 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA) (previously named the Bond Market Association Index), which has over the last twenty years moved at approximately 0.72% for a 1.00% change in LIBOR. Aimco’s exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances, Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.01 per share per quarter.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
Dividends on Common Stock
On April 30, 2009, the Aimco Board of Directors declared a quarterly cash dividend of $0.10 per share of Class A Common Stock for the quarter ended March 31, 2009, payable on May 29, 2009, to shareholders of record on May 15, 2009.
Earnings Conference Call
Please join Aimco management for the First Quarter 2009 earnings conference call to be held Friday, May 1 2009, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 8355202
Webcast: http://www.aimco.com/CorporateInformation/Overview.aspx
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 429339
The conference call replay will be available until 9:00 a.m. Eastern time on May 18, 2009.
Webcast Replay: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

AIMCO 1st Quarter 2009	Page 5

Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; national and local economic conditions; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 976 properties, including 160,118 apartment units, and serves approximately 500,000 residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 1st Quarter 2009	Page 6

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Rental and other property revenues	$338,093	$332,892
Property management revenues, primarily from affiliates	1,644	2,104
Asset management and tax credit revenues	9,539	12,852

Total revenues	349,276	347,848

OPERATING EXPENSES:
Property operating expenses	156,489	161,764
Property management expenses	1,433	1,335
Investment management expenses	3,789	4,387
Depreciation and amortization	123,215	103,500
General and administrative expenses	20,072	21,366
Other expenses, net	2,292	5,751

Total operating expenses	307,290	298,103

Operating income	41,986	49,745

Interest income	3,340	8,115
Provision for losses on notes receivable	(150)	(223)
Interest expense	(91,511)	(91,533)
Equity losses of unconsolidated real estate partnerships	(2,040)	(1,029)
Provision for operating real estate impairment losses	(1,760)	—
Gain (loss) on dispositions of unconsolidated real estate and other	10,862	(137)

Loss before income taxes and discontinued operations	(39,273)	(35,062)

Income tax benefit	3,016	1,772

Loss from continuing operations	(36,257)	(33,290)

Income from discontinued operations, net [1]	3,688	8,159

Net loss	(32,569)	(25,131)
Noncontrolling interests [2]:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	6,273	(1,843)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership [3]	(1,069)	(1,782)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership [3]	2,835	4,108

Total noncontrolling interests	8,039	483

Net loss attributable to Aimco	(24,530)	(24,648)
Net income attributable to Aimco preferred stockholders	13,166	14,208

Net loss attributable to Aimco common stockholders	$(37,696)	$(38,856)

Weighted average common shares outstanding — basic and diluted [4]	115,099	127,961

Earnings (loss) per common share — basic and diluted [4]:
Loss from continuing operations (net of income attributable to noncontrolling interests and Aimco preferred stockholders)	$(0.33)	$(0.34)
Income from discontinued operations (net of income attributable to noncontrolling interests)	—	0.04

Net loss attributable to Aimco common stockholders	$(0.33)	$(0.30)

AIMCO 1st Quarter 2009	Page 7

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income
[1] Income from discontinued operations consists of the following (in thousands):

	Three Months Ended
	March 31,
	2009	2008
Rental and other property revenues [5]	$1,840	$91,724
Property operating expenses [5] [6]	(3,998)	(46,126)
Depreciation and amortization	(379)	(24,930)
Other expenses, net	(1,096)	(644)

Operating income	(3,633)	20,024
Interest income	19	526
Interest expense	(1,230)	(16,863)

(Loss) income before gain on dispositions of real estate, impairment losses and income taxes	(4,844)	3,687
Gain on dispositions of real estate	4,550	4,239
Real estate impairment recoveries	4,613	—
Income tax (expense) benefit	(631)	233

Income from discontinued operations, net	$3,688	$8,159

Income from discontinued operations attributable to noncontrolling interests:
Noncontrolling interests in consolidated real estate partnerships [5]	$(3,662)	$(3,635)
Noncontrolling interests in Aimco Operating Partnership	(278)	(449)

Total income from discontinued operations attributable to noncontrolling interests	$(3,940)	$(4,084)

[2]	Noncontrolling interests refers to interests in consolidated partnerships held by parties other than Aimco.

[3]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[4]
Weighted average share and earnings per share amounts for the periods presented above have been retroactively adjusted for the effect of shares of common stock issued pursuant to the special dividends paid in 2008 and January 2009.

[5]
Income from discontinued operations for the three months ended March 31, 2009, attributable to properties classified as held for sale at March 31, 2009, includes $0.9 million of rental and other property revenues and $0.7 million of property operating expenses. Noncontrolling interests in consolidated real estate partnerships’ share of these amounts totaled less than $0.1 million.

[6]	Property operating expenses for the three months ended March 31, 2009, includes $1.9 million of net casualty losses.

AIMCO 1st Quarter 2009	Page 8

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Buildings and improvements	$8,568,442	$8,520,382
Land	2,337,853	2,326,671
Accumulated depreciation	(2,883,910)	(2,771,131)

Total real estate	8,022,385	8,075,922
Cash and cash equivalents	93,233	299,676
Restricted cash	265,639	258,156
Accounts receivable	80,689	92,923
Accounts receivable from affiliates	32,833	36,372
Deferred financing costs	58,388	59,070
Notes receivable from unconsolidated real estate partnerships	24,267	22,567
Notes receivable from non-affiliates	139,949	139,897
Investment in unconsolidated real estate partnerships	121,322	119,036
Other assets	199,203	188,764
Deferred income tax asset, net	27,052	28,326
Assets held for sale	17,258	94,157

Total assets	$9,082,218	$9,414,866

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$720,722	$721,971
Property loans payable	5,558,506	5,545,893
Term loans	350,000	400,000
Credit facility	15,000	—
Other borrowings	90,941	95,981

Total indebtedness	6,735,169	6,763,845
Accounts payable	32,902	64,241
Accrued liabilities and other	291,081	411,209
Deferred income	184,796	195,202
Security deposits	42,774	43,088
Liabilities related to assets held for sale	5,176	70,599

Total liabilities	7,291,898	7,548,184

Preferred noncontrolling interests in Aimco Operating Partnership	87,247	88,148

Equity:
Perpetual preferred stock	696,500	696,500
Class A Common Stock	1,165	1,162
Additional paid-in capital	3,061,099	3,056,550
Notes due on common stock purchases	(2,148)	(3,607)
Distributions in excess of earnings	(2,372,038)	(2,335,628)

Total Aimco equity	1,384,578	1,414,977

Noncontrolling interests in consolidated real estate partnerships	323,414	363,557
Common noncontrolling interests in Aimco Operating Partnership	(4,919)	—

Total equity	1,703,073	1,778,534

Total liabilities and equity	$9,082,218	$9,414,866

AIMCO 1st Quarter 2009	Page 9

Outlook and Forward Looking Statement
Second Quarter and Full Year 2009
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; national and local economic conditions; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

	Second Quarter 2009	Full Year 2009
GAAP earnings per share [1][3]	-$0.48 to -$0.42	-$1.68 to -$1.37
FFO per share [2][4]	$0.37 to $0.43	$1.65 to $1.95
2009 Same Store operating assumptions:
Weighted average daily occupancy	93.0% to 94.0%	93.5% to 94.5%
NOI change — sequential	-1.25% to -0.25%
NOI change — 2009 vs. 2008	-3.0% to -2.0%	-5.0% to 0.0%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt, (iii) preferred stock redemption related costs or gains or (iv) potential future share repurchases or special dividends.

[2]	FFO per share represents FFO before operating real estate impairment losses and preferred redemption related costs or gains.

[3]	The GAAP earnings per share is calculated based on 115.2 million weighted average common shares (diluted) for second quarter and full year 2009.

[4]	FFO per share is calculated based on 116.6 million weighted average common shares (diluted) for second quarter and 116.5 million weighted average common shares (diluted) for full year 2009.

AIMCO 1st Quarter 2009	Page 10

AIMCO 1st Quarter 2009

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

Page

3	Schedule 1 — Funds From Operations and Adjusted Funds From Operations

5	Schedule 2 — Proportionate Operating Results Presentation

7	Schedule 3 — Proportionate Balance Sheet Presentation

8	Schedule 4 — Share Data

9	Schedule 5 — Selected Debt Structure and Maturity Data

11	Schedule 6a — Same Store Operating Results (1Q 2009 v. 1Q 2008)

12	Schedule 6b — Same Store Operating Results (1Q 2009 v. 4Q 2008)

13	Schedule 7 — Total Conventional Portfolio Data by Market

14	Schedule 8 — Property Sales and Acquisition Activity

15	Schedule 9 — Capital Expenditures

16	Schedule 10 — Summary of Redevelopment Activity

17	Schedule 11 — Aimco Capital

18	Schedule 12 — Apartment Unit Summary

19	Glossary

AIMCO 1st Quarter 2009	2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net loss attributable to Aimco common stockholders [1]	$(37,696)	$(38,856)

Adjustments:
Depreciation and amortization	123,215	103,500
Depreciation and amortization related to non-real estate assets	(4,393)	(3,817)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities [2]	(12,280)	(8,697)
(Gain) loss on dispositions of unconsolidated real estate and other	(10,862)	137
Loss (gain) on dispositions of non-depreciable assets and other	682	(16)
Deficit distributions to noncontrolling partners [3]	—	3,931
Discontinued operations:
Loss (gain) on dispositions of real estate, net of noncontrolling partners’ interest [2]	76	(1,436)
Depreciation of rental property, net of noncontrolling partners’ interest [2]	269	22,154
Recovery of deficit distributions to noncontrolling partners [3]	—	273
Income tax expense (benefit) arising from disposals	215	(86)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(7,317)	(11,114)
Preferred stock dividends	13,166	14,208

Funds From Operations	$65,075	$80,181
Preferred stock dividends	(13,166)	(14,208)
Dividends/distributions on dilutive preferred securities	—	1,333

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$51,909	$67,306
Operating real estate impairment losses, continuing operations [4]	1,760	—
Operating real estate impairment recoveries, discontinued operations, net of noncontrolling partners’ interest [4]	(4,518)	—
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	208	—

Funds From Operations Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries)	$49,359	$67,306
Capital Replacements	(15,542)	(21,358)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,173	2,047
Dividends/distributions on non-dilutive preferred securities	—	(1,333)

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$34,990	$46,662

Funds From Operations Attributable to Aimco Common Stockholders — Diluted:
Weighted average common shares, participating securities, common share equivalents and dilutive preferred securities outstanding [5]:
Common shares, participating securities and common share equivalents [6]	116,343	128,352
Dilutive preferred securities [7]	—	2,674

	116,343	131,026

Funds From Operations Attributable to Aimco Common Stockholders (excluding operating real estate impairments/recoveries)
Weighted average common shares, participating securities, common share equivalents and dilutive preferred securities outstanding [5]:
Common shares, participating securities and common share equivalents [6]	116,343	128,352
Dilutive preferred securities [7]	—	2,674

	116,343	131,026

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted
Weighted average common shares, participating securities, common share equivalents and dilutive preferred securities outstanding [5]:
Common shares, participating securities and common share equivalents [6]	116,343	128,352
Dilutive preferred securities [7]	—	—

	116,343	128,352

Per Share [5]:
Funds From Operations — Diluted	$0.45	$0.51
Funds From Operations — Diluted (excluding operating real estate impairments/recoveries)	$0.42	$0.51
Adjusted Funds From Operations — Diluted	$0.30	$0.36
Dividends paid [8]	$2.08	$2.51

AIMCO 1st Quarter 2009	3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Noncontrolling partners” refers to noncontrolling partners in our consolidated real estate partnerships.

[3]
Prior to adoption of SFAS 160, Aimco recognized deficit distributions to noncontrolling partners as charges in its income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s capital account, which is classified as noncontrolling interests on our balance sheet. Aimco recorded these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to noncontrolling partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) Aimco’s recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on NAREIT’s FFO White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco added back deficit distributions and subtracted related recoveries in its reconciliation of net income to FFO. Subsequent to adoption of SFAS 160, effective January 1, 2009, Aimco may reduce the balance in noncontrolling partner’s capital accounts below zero in such situations and is no longer required to recognize deficit distribution charges in its income statement.

[4]
On October 1, 2003, NAREIT clarified its definition of FFO to include operating real estate impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of operating real estate, which are not included in FFO. Aimco does not add back operating real estate impairment losses when computing FFO in accordance with NAREIT’s definition. FFO for the three months ended March 31, 2009 includes operating real estate impairment recoveries of $2.8 million.

[5]
Weighted average common shares, participating securities, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009.

[6]
Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP, plus additional participating securities and common share equivalents that are dilutive for FFO, FFO (excluding operating real estate impairment losses) or AFFO. In this FFO presentation, we have presented participating securities similar to outstanding shares which has the same effect on per share FFO amounts as allocating undistributed FFO amounts to the participating securities.

[7]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During 2008, Aimco implemented a policy that establishes criteria for determining when such redemptions will be settled in cash or common stock. Pursuant to such policy, during the first quarter 2009, 11.8 million potential shares were excluded from diluted FFO, FFO (excluding operating real estate impairment losses) and AFFO share equivalents.

[8]	Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009.

AIMCO 1st Quarter 2009	4

Supplemental Schedule 2

Proportionate Operating Results Presentation (in thousands) (unaudited)	(page 1 of 2)

	Three Months Ended March 31, 2009
		Proportionate
	Aimco	Share of		Proportionate
	GAAP Income	Unconsolidated	Noncontrolling	Income
	Statement	Partnerships	Interests	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$212,093	$474	$(22,725)	$189,842
Acquisition properties [1]	6,841	—	—	6,841
Redevelopment properties [1]	47,351	—	(4,617)	42,734
Other properties [1]	16,087	168	(1,332)	14,923
Affordable properties [1]	55,721	2,369	(17,324)	40,766

Total rental and other property revenues	338,093	3,011	(45,998)	295,106
Property management revenues, primarily from affiliates [3]	1,644	(163)	2,628	4,109
Asset management and tax credit revenues	9,539	—	399	9,938

Total revenues	349,276	2,848	(42,971)	309,153

Operating expenses:
Property operating expenses:
Same Store properties [2]	83,890	234	(9,301)	74,823
Acquisition properties	2,929	—	—	2,929
Redevelopment properties	19,947	—	(2,008)	17,939
Other properties	8,544	89	(599)	8,034
Affordable properties	28,811	1,546	(9,714)	20,643
Casualties, Conventional	2,421	(38)	(160)	2,223
Casualties, Affordable	878	(14)	(58)	806
Property management expenses, Conventional [4]	6,655	—	327	6,982
Property management expenses, Affordable [4]	2,414	—	(955)	1,459

Total property operating expenses	156,489	1,817	(22,468)	135,838

Property management expenses [5]	1,433	—	629	2,062
Investment management expenses	3,789	—	—	3,789
Depreciation and amortization	123,215	642	(12,991)	110,866
General and administrative expenses	20,072	(29)	(942)	19,101
Other expenses (income), net	2,292	1,862	(4,712)	(558)

Total operating expenses	307,290	4,292	(40,484)	271,098

Operating income	41,986	(1,444)	(2,487)	38,055
Interest income:
General partner loan interest	1,723	—	1,065	2,788
Money market and interest bearing accounts	1,660	45	(179)	1,526
Accretion on discounted notes receivable	(43)	—	38	(5)

Total interest income	3,340	45	924	4,309
Provision for losses on notes receivable	(150)	—	732	582
Interest expense:
Property debt (primarily non-recourse)	(89,068)	(642)	11,078	(78,632)
Corporate debt	(4,810)	—	—	(4,810)
Capitalized interest	2,367	1	(59)	2,309

Total interest expense	(91,511)	(641)	11,019	(81,133)
Equity in losses of unconsolidated real estate partnerships	(2,040)	2,040	—	—
Provision for operating real estate impairment losses	(1,760)	—	—	(1,760)
Gain on dispositions of unconsolidated real estate and other	10,862	—	(253)	10,609

Loss before income taxes and discontinued operations	(39,273)	—	9,935	(29,338)
Income tax benefit	3,016	—	—	3,016

Loss from continuing operations	(36,257)	—	9,935	(26,322)
Income from discontinued operations, net	3,688	—	(3,662)	26

Net loss	(32,569)	—	6,273	(26,296)
Noncontrolling interests:
Noncontrolling interests in consolidated real estate partnerships	6,273	—	(6,273)	—
Noncontrolling interests in Aimco Operating Partnership	1,766	—	—	1,766

Total net income attributable to noncontrolling interests	8,039	—	(6,273)	1,766

Net loss attributable to Aimco	(24,530)	—	—	(24,530)
Net income attributable to Aimco preferred stockholders	13,166	—	—	13,166

Net loss attributable to Aimco common stockholders	$(37,696)	$—	$—	$(37,696)

(See footnotes on page 2 of 2)

AIMCO 1st Quarter 2009	5

Supplemental Schedule 2

Proportionate Operating Results Presentation (in thousands) (unaudited)	(page 2 of 2)

Three Months
Ended
March 31, 2009
Components of FFO:
Real estate operations:
Rental and other property revenues	$295,106
Property operating expenses	(135,838)

Net real estate operations	159,268
Property management, net	2,047
Asset management and tax credit revenues, net of investment management expenses	6,149
Depreciation and amortization related to non-real estate assets	(4,324)
General and administrative expenses	(19,101)
Other income, net	558
Interest income	4,309
Provision for losses on notes receivable	582
Interest expense	(81,133)
Gain on disposition of non-depreciable assets	682
Income tax benefit	3,016
Discontinued operations:
Operations and other	(3,191)
Interest expense	(994)
Preferred stock dividends and redemption related amounts	(13,166)
Preferred partnership unit distributions	(1,069)

Subtotal before noncontrolling interests in Aimco Operating Partnership	$53,633
Common noncontrolling interests in Aimco Operating Partnership	(4,274)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries)	$49,359

Reconciliation of Net Loss to FFO and AFFO:
Net loss	$(26,296)
Depreciation and amortization	110,866
Depreciation and amortization related to non-real estate assets	(4,324)
Gain on dispositions of unconsolidated real estate and other	(10,609)
Income tax benefit arising from disposition of unconsolidated real estate and other	682
Discontinued operations	307
Operating real estate impairment losses, continuing operations	1,760
Operating real estate impairment recoveries, discontinued operations	(4,518)
Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	(7,109)
Noncontrolling interests in Aimco Operating Partnership’s share of net loss	1,766
Preferred stock dividends	(13,166)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries)	$49,359
Capital Replacements	(15,542)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,173

AFFO Attributable to Aimco Common Stockholders — Diluted	$34,990

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the noncontrolling interest partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect noncontrolling interest partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 1st Quarter 2009	6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of March 31, 2009
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
ASSETS
Real estate, net of depreciation	$8,022,385	$53,705	$(614,018)	$7,462,072
Cash, cash equivalents and restricted cash	358,872	6,100	(81,647)	283,325
Accounts receivable	113,522	711	(10,585)	103,648
Notes receivable [1]	164,216	(3,451)	71,723	232,488
Investment in unconsolidated real estate partnerships	121,322	(30,909)	(50,457)	39,956
Other assets [2]	301,901	(1,571)	(33,568)	266,762

Total assets	$9,082,218	$24,585	$(718,552)	$8,388,251

LIABILITIES AND EQUITY
Total indebtedness	$6,735,169	$18,457	$(717,456)	$6,036,170
Other liabilities [3]	556,729	6,128	(100,771)	462,086

Total liabilities	7,291,898	24,585	(818,227)	6,498,256

Preferred noncontrolling interests in Aimco Operating Partnership [4]	87,247	—	—	87,247
Total Aimco equity [5]	1,384,578	—	423,089	1,807,667
Noncontrolling interests in consolidated real estate partnerships	323,414	—	(323,414)	—
Common noncontrolling interests in Aimco Operating Partnership	(4,919)	—	—	(4,919)

Total liabilities and equity	$9,082,218	$24,585	$(718,552)	$8,388,251

Additional Information and Notes:

[1]
Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is $72.8 million.

[2]	Other assets consists of the following proportionate amounts:

Deferred financing costs	$48,129
Goodwill	81,880
Investment in management contracts	1,616

Intangible assets	131,625
Deferred income tax asset	27,052
Assets held for sale	16,415
Other	91,670

Total other assets	$266,762

[3]
Other liabilities includes deferred income of $137.2 million of tax credit equity that will be recognized in earnings as the related low income housing tax credits and other tax benefits are delivered to the tax credit investors.

[4]
Various classes of preferred OP Units of the Aimco Operating Partnership are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash, or at Aimco’s option, Common Stock. As of March 31, 2009 a total of 3.2 million preferred OP Units were outstanding with a redemption value of $86.4 million.

[5]	Amount includes perpetual preferred stock outstanding of $696.5 million at March 31, 2009.

AIMCO 1st Quarter 2009	7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of		Redemption
	March 31, 2009		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	2.710%[3]	73,000

Total perpetual preferred stock					696,500

Preferred Partnership Units	3,175			8.075%[4]	86,421

Total outstanding preferred securities					$782,921

Common Stock and Equivalents

	Shares/Units
	Outstanding	Weighted Average Shares/Units
	as of	Three Months Ended March 31, 2009
	March 31, 2009	Diluted EPS	Diluted FFO
Class A Common Stock [5] [10]	115,463	115,099	115,099
Participating and dilutive securities:
Participating securities [6] [10]	—	—	1,159
Options [7] [10]	85	—	85
Convertible preferred securities [8] [10]	—	—	—

Total shares and dilutive share equivalents	115,548	115,099	116,343

Common Partnership Units and equivalents [9]	9,343	9,399	9,399

Total shares, units and dilutive share equivalents	124,891	124,498	125,742

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Represents 146 shares at a liquidation preference per share of $500,000.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 1.0 million for unvested restricted stock and officer loan shares as of March 31, 2009.

[6]	Participating securities consist of unvested restricted stock and officer loan shares and had no effect on earnings per share for the three months ended March 31, 2009.

[7]
Stock options, restricted stock and officer loan shares are presumed to be dilutive as of March 31, 2009, and reflect the options and shares outstanding at the end of the period and the $5.48 share price at the end of the period. Dilution for the three months ended March 31, 2009, reflects the weighted average amounts during the period.

[8]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During the fourth quarter 2008, Aimco implemented a policy that established criteria for determining when such redemptions will be settled in cash or shares of common stock. Pursuant to such policy, during the first quarter 2009, 11.8 million potential shares were excluded from diluted FFO share equivalents. These potential shares were excluded from diluted EPS equivalents because their effect was antidilutive. The potential common shares from an assumed stock settlement are ignored in the determination of shares/units outstanding as of March 31, 2009.

[9]	Includes common OP Units and Class I High Performance Units.

[10]
Class A Common Stock, options, restricted stock and officer loan shares and convertible preferred securities amounts for the periods presented have been retroactively adjusted for the effect of the shares of Common Stock issued pursuant to the special dividend paid in 2009.

AIMCO 1st Quarter 2009	8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data As of March 31, 2009 (dollars in thousands) (unaudited)	(page 1 of 2)
I. Debt Balances and Data

		Proportionate			Weighted
		Share of	Noncontrolling	Total Aimco	Average	Weighted
Debt	Consolidated	Unconsolidated	Interests	Share	Maturity (years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,651,664	$6,566	$(466,557)	$4,191,673	8.2	6.19%
Floating rate loans payable [1]	317,183	—	(17,474)	299,709	2.4	4.32%

Total property loans payable	4,968,847	6,566	(484,031)	4,491,382	7.8	6.07%
Fixed rate tax-exempt bonds	83,730	—	(3,338)	80,392	12.2	6.10%
Floating rate tax-exempt bonds [1]	436,486	—	(5,242)	431,244	14.6	0.95%

Total property tax-exempt bond financing	520,216	—	(8,580)	511,636	14.3	1.76%

Total Conventional portfolio	5,489,063	6,566	(492,611)	5,003,018	8.4	5.63%

Affordable Portfolio:
Fixed rate loans payable	575,034	11,272	(190,094)	396,212	16.0	5.30%
Floating rate loans payable	14,625	10	(8,117)	6,518	6.9	3.19%

Total property loans payable	589,659	11,282	(198,211)	402,730	15.8	5.26%
Fixed rate tax-exempt bonds	74,242	33	(12,964)	61,311	27.0	5.01%
Floating rate tax-exempt bonds [1]	126,264	—	(2,055)	124,209	26.8	3.03%

Total property tax-exempt bond financing	200,506	33	(15,019)	185,520	26.9	3.68%

Total Affordable portfolio	790,165	11,315	(213,230)	588,250	19.3	4.77%

Total property debt	$6,279,228	$17,881	$(705,841)	$5,591,268	9.6	5.54%

Corporate Debt:
Term Loan	$350,000	$—	$—	$350,000	—	2.06	% [2]
Credit Facility	15,000	—	—	15,000	—	1.65%

Total corporate debt	$365,000	$—	$—	$365,000	—	2.05%

Other borrowings [3]	$90,941	$576	$(11,615)	$79,902

Total Debt	$6,735,169	$18,457	$(717,456)	$6,036,170		5.32%

[1]
Floating rate debt presented above includes $419.7 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At March 31, 2009, the carrying amount of this debt totaled $391.0 million, after recognition of changes in the debt’s fair value in accordance with fair value hedge accounting under SFAS 133.

[2]	The Term Loan bears interest at LIBOR plus a spread of 1.50%, or at our option, a base rate equal to the Prime rate. At March 31, 2009, the interest rate on the Term Loan was based on LIBOR.

[3]
Other borrowings consists primarily of notes payable collateralized by assets other than direct interests in real estate and obligations under sale and leaseback arrangements accounted for as financings. At March 31, 2009, other borrowings includes $82.3 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.6 million in variable rate obligations bearing interest at the Prime rate plus 1.75% to 2.0%.

II. Debt Maturities

	Consolidated Property Debt					Aimco Share
				Percent	Average
	Amortization	Maturities	Total	of Total	Rate	Amortization	Maturities	Total
2009 Q2	25,202	—	25,202	0.4%		21,237	—	21,237
2009 Q3	26,279	133,000	159,279	2.5%	8.00%	22,229	130,367	152,596
2009 Q4	27,155	106,104	133,259	2.1%	3.03%	23,009	103,487	126,496
2010 Q1	28,194	171,364	199,558	3.2%	6.63%	23,920	169,015	192,935
2010 Q2	28,794	56	28,850	0.5%	7.88%	24,438	56	24,494
2010 Q3	29,438	11,729	41,167	0.6%	4.79%	25,056	7,570	32,626
2010 Q4	29,757	25,197	54,954	0.9%	6.63%	25,348	26,732	52,080
2011 Q1	30,907	65	30,972	0.5%	8.50%	26,459	48	26,507
Balance 2011	95,109	174,008	269,117	4.3%	5.68%	81,676	98,999	180,675
2012 [1]	130,581	352,365	482,946	7.7%	4.56%	112,913	311,323	424,236
2013	124,213	474,761	598,974	9.5%	5.60%	107,449	438,181	545,630
Thereafter			4,254,950	67.8%				3,811,756

Total property debt:			$6,279,228	100.0%				$5,591,268

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
Corporate Debt:

2010 [2]	—	15,000	15,000	4.1%	1.65%
2011	—	350,000	350,000	95.9%	2.06%

Total corporate debt:	$—	$365,000	$365,000	100.0%	2.05%

[1]
In September 2007, Aimco entered into a credit facility with a major life company that provides for short-term, fully pre-payable, non-recourse property borrowings of up to $200.0 million. This facility, which matures October 1, 2010, includes two one-year extension options for a $500,000 fee per extension. At March 31, 2009, outstanding borrowings of $112.1 million related to properties classified as held for use are included in 2012 maturities based on assumed exercise of the extension options.

[2]	The $635.0 million credit facility that matures May 1, 2009 is included in 2010 due to the one-year extension option Aimco may exercise.

AIMCO 1st Quarter 2009	9

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data As of March 31, 2009 (in millions) (unaudited)	(page 2 of 2)
III. Loan Closings

YEAR-TO-DATE LOAN CLOSINGS	Original	New		Aimco
Property Loan Type (all	Loan	Loan	Net	Net	Prior	New
non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:

Fixed Rate	$110.1	$164.0	$58.6	$55.6	5.82%	5.94%

Floating Rate	—	8.9	—	—	—	4.57%

Totals	$110.1	$172.9	$58.6	$55.6	5.82%	5.87%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners and any release of escrow funds.
IV. Capitalization

	September 30, 2008		December 31, 2008		March 31, 2009
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$480	4.8%	$400	5.2%	$365	5.1%

Property debt (Aimco’s share)	5,606	55.9%	5,599	72.7%	5,591	77.4%

Other borrowings (Aimco’s share)	82	0.8%	96	1.2%	80	1.1%

Total debt	6,168	61.5%	6,095	79.1%	6,036	83.6%

Less cash and restricted cash (Aimco’s share)	(411)	-4.1%	(451)	-5.9%	(283)	-3.9%

Net debt	5,757	57.4%	5,644	73.2%	5,753	79.7%

Preferred equity	786	7.8%	785	10.2%	783	10.8%

Common equity at market [1]	3,492	34.8%	1,272	16.6%	689	9.5%

Total capitalization	$10,035	100.0%	$7,701	100.0%	$7,225	100.0%

[1]
Common equity at market at March 31, 2009, December 31, 2008 and September 30, 2008, was calculated using 125.820 million, 110.116 million and 99.720 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $5.48, $11.55 and $35.02 per share/unit as of March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

V. Credit Ratings

Moody’s Investor Service Standard and Poor’s Fitch	Corporate Family Rating Corporate Credit Rating Bank Credit Facility	Ba1 (stable outlook) BB+ (negative) BBB- (negative outlook)

AIMCO 1st Quarter 2009	10

Supplemental Schedule 6(a)

Same Store Operating Results
First Quarter 2009 Compared to First Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	1Q 2009	1Q 2008	Growth	1Q 2009	1Q 2008	Growth	1Q 2009	1Q 2008	Growth	1Q 2009	1Q 2009	1Q 2008	1Q 2009	1Q 2008

Target Markets
Los Angeles	11	3,407	2,856	$15,626	$16,506	-5.3%	$5,116	$5,280	-3.1%	$10,510	$11,226	-6.4%	67.3%	93.9%	96.2%	$2,032	$2,090
Orange County	3	443	373	1,376	1,410	-2.4%	463	463	0.0%	913	947	-3.6%	66.4%	96.0%	98.7%	1,197	1,180
San Diego	4	1,622	1,552	5,682	5,531	2.7%	1,624	1,667	-2.6%	4,058	3,864	5.0%	71.4%	94.8%	95.0%	1,195	1,160

Southern CA Total	18	5,472	4,781	22,684	23,447	-3.3%	7,203	7,410	-2.8%	15,481	16,037	-3.5%	68.2%	94.3%	96.0%	1,714	1,742
East Bay	2	413	353	1,416	1,467	-3.5%	561	582	-3.6%	855	885	-3.4%	60.4%	94.2%	98.3%	1,268	1,257
San Francisco	2	522	522	2,505	2,474	1.3%	907	815	11.3%	1,598	1,659	-3.7%	63.8%	95.4%	98.1%	1,579	1,534

Northern CA Total	4	935	875	3,921	3,941	-0.5%	1,468	1,397	5.1%	2,453	2,544	-3.6%	62.6%	94.9%	98.2%	1,443	1,412
Seattle	1	174	109	388	368	5.4%	150	116	29.3%	238	252	-5.6%	61.3%	89.6%	99.0%	1,149	1,042

Pacific Total	23	6,581	5,765	26,993	27,756	-2.7%	8,821	8,923	-1.1%	18,172	18,833	-3.5%	67.3%	94.3%	96.4%	1,661	1,675

Suburban New York — New Jersey	7	2,578	2,143	7,867	8,108	-3.0%	2,677	2,903	-7.8%	5,190	5,205	-0.3%	66.0%	94.3%	97.4%	1,170	1,167
Washington — NoVA — MD	14	6,014	5,960	21,432	21,435	0.0%	6,735	6,887	-2.2%	14,697	14,548	1.0%	68.6%	94.9%	96.9%	1,172	1,154
Boston	11	4,147	4,147	14,751	14,752	0.0%	5,607	5,689	-1.4%	9,144	9,063	0.9%	62.0%	94.5%	96.3%	1,193	1,175
Philadelphia	4	1,791	1,523	6,220	6,306	-1.4%	2,284	2,447	-6.7%	3,936	3,859	2.0%	63.3%	92.7%	95.8%	1,281	1,252

Northeast Total	36	14,530	13,773	50,270	50,601	-0.7%	17,303	17,926	-3.5%	32,967	32,675	0.9%	65.6%	94.4%	96.7%	1,191	1,174

Miami	5	1,548	1,344	6,036	6,174	-2.2%	2,476	2,624	-5.6%	3,560	3,550	0.3%	59.0%	93.7%	94.4%	1,396	1,454
Palm Beach/Fort Lauderdale [1]	8	2,431	2,281	6,874	6,711	2.4%	2,752	2,820	-2.4%	4,122	3,891	5.9%	60.0%	95.0%	92.6%	977	997
Orlando [1]	11	2,712	2,495	5,746	5,970	-3.8%	2,590	2,909	-11.0%	3,156	3,061	3.1%	54.9%	90.0%	89.9%	769	820
Tampa [1]	10	3,031	2,819	6,834	7,002	-2.4%	2,998	3,064	-2.2%	3,836	3,938	-2.6%	56.1%	92.6%	93.9%	780	808
Jacksonville [1]	1	144	144	381	386	-1.3%	169	208	-18.8%	212	178	19.1%	55.6%	91.9%	92.9%	866	893

Florida Total	35	9,866	9,083	25,871	26,243	-1.4%	10,985	11,625	-5.5%	14,886	14,618	1.8%	57.5%	92.6%	92.5%	926	962

Houston	15	4,896	4,124	8,999	8,701	3.4%	4,177	4,187	-0.2%	4,822	4,514	6.8%	53.6%	95.3%	94.8%	685	663
Denver	10	2,877	2,315	6,161	6,164	0.0%	2,119	2,262	-6.3%	4,042	3,902	3.6%	65.6%	94.8%	97.3%	800	769
Phoenix	16	4,065	3,671	7,526	7,809	-3.6%	3,207	3,624	-11.5%	4,319	4,185	3.2%	57.4%	92.1%	95.7%	660	673
Dallas — Fort Worth	7	1,762	1,426	3,182	3,105	2.5%	1,392	1,543	-9.8%	1,790	1,562	14.6%	56.3%	93.0%	95.1%	726	702
Atlanta	4	803	697	1,918	1,885	1.8%	871	793	9.8%	1,047	1,092	-4.1%	54.6%	93.4%	95.2%	885	872

Sunbelt Total	87	24,269	21,316	53,657	53,907	-0.5%	22,751	24,034	-5.3%	30,906	29,873	3.5%	57.6%	93.4%	94.4%	801	807

Chicago	13	3,304	3,127	10,922	10,953	-0.3%	4,573	4,292	6.5%	6,349	6,661	-4.7%	58.1%	93.2%	95.6%	1,125	1,099

Total Target Markets	159	48,684	43,981	141,842	143,217	-1.0%	53,448	55,175	-3.1%	88,394	88,042	0.4%	62.3%	93.8%	95.4%	1,057	1,056

Other
Austin	4	1,143	1,143	2,447	2,528	-3.2%	1,385	1,063	30.3%	1,062	1,465	-27.5%	43.4%	89.0%	95.4%	728	703
Baltimore	5	1,180	993	3,310	3,377	-2.0%	1,242	1,363	-8.9%	2,068	2,014	2.7%	62.5%	93.7%	95.4%	1,063	1,044
Indianapolis/Fort Wayne	9	5,341	5,142	9,974	9,890	0.8%	4,412	4,345	1.5%	5,562	5,545	0.3%	55.8%	93.6%	94.4%	610	599
Nashville	5	1,504	1,231	3,203	3,248	-1.4%	1,249	1,227	1.8%	1,954	2,021	-3.3%	61.0%	94.3%	96.6%	823	815
Norfolk/Richmond	7	1,949	1,769	4,810	4,707	2.2%	1,675	1,582	5.9%	3,135	3,125	0.3%	65.2%	94.1%	92.3%	867	865
Raleigh/Greenville	5	1,233	954	2,034	2,000	1.7%	904	868	4.1%	1,130	1,132	-0.2%	55.6%	93.3%	93.0%	712	708
Other Markets	32	10,644	9,783	25,057	24,945	0.4%	11,646	11,775	-1.1%	13,411	13,170	1.8%	53.5%	92.6%	92.5%	807	814

Total Other	67	22,994	21,015	50,835	50,695	0.3%	22,513	22,223	1.3%	28,322	28,472	-0.5%	55.7%	93.0%	93.5%	772	769

SAME STORE SALES TOTALS	226	71,678	64,996	192,677	193,912	-0.6%	75,961	77,398	-1.9%	116,716	116,514	0.2%	60.6%	93.5%	94.8%	$966	$965

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				145,416	138,980		80,528	84,366		64,888	54,614

Total rental and other property revenues and property operating expense per GAAP Income Statement				$338,093	$332,892		$156,489	$161,764		$181,604	$171,128

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 1st Quarter 2009	11

Supplemental Schedule 6(b)
Same Store Operating Results
First Quarter 2009 Compared to Fourth Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	1Q 2009	4Q 2008	Growth	1Q 2009	4Q 2008	Growth	1Q 2009	4Q 2008	Growth	1Q 2009	1Q 2009	4Q 2008	1Q 2009	4Q 2008

Target Markets
Los Angeles	11	3,407	2,856	$15,626	$16,031	-2.5%	$5,116	$5,262	-2.8%	$10,510	$10,769	-2.4%	67.3%	93.9%	94.3%	$2,032	$2,070
Orange County	3	443	373	1,376	1,380	-0.3%	463	402	15.2%	913	978	-6.6%	66.4%	96.0%	95.8%	1,197	1,202
San Diego	4	1,622	1,552	5,682	5,754	-1.3%	1,624	1,631	-0.4%	4,058	4,123	-1.6%	71.4%	94.8%	96.1%	1,195	1,186

Southern CA Total	18	5,472	4,781	22,684	23,165	-2.1%	7,203	7,295	-1.3%	15,481	15,870	-2.5%	68.2%	94.3%	94.9%	1,714	1,734
East Bay	2	413	353	1,416	1,463	-3.2%	561	464	20.9%	855	999	-14.4%	60.4%	94.2%	96.6%	1,268	1,271
San Francisco	2	522	522	2,505	2,521	-0.6%	907	927	-2.2%	1,598	1,594	0.3%	63.8%	95.4%	95.4%	1,579	1,577

Northern CA Total	4	935	875	3,921	3,984	-1.6%	1,468	1,391	5.5%	2,453	2,593	-5.4%	62.6%	94.9%	95.9%	1,443	1,441
Seattle	1	174	109	388	393	-1.3%	150	135	11.1%	238	258	-7.8%	61.3%	89.6%	95.0%	1,149	1,157

Pacific Total	23	6,581	5,765	26,993	27,542	-2.0%	8,821	8,821	0.0%	18,172	18,721	-2.9%	67.3%	94.3%	95.1%	1,661	1,677

Suburban New York — New Jersey	7	2,578	2,143	7,867	8,090	-2.8%	2,677	2,495	7.3%	5,190	5,595	-7.2%	66.0%	94.3%	95.8%	1,170	1,176
Washington — NoVA — MD	14	6,014	5,960	21,432	21,322	0.5%	6,735	6,655	1.2%	14,697	14,667	0.2%	68.6%	94.9%	95.3%	1,172	1,176
Boston	11	4,147	4,147	14,751	14,960	-1.4%	5,607	5,317	5.5%	9,144	9,643	-5.2%	62.0%	94.5%	96.1%	1,193	1,192
Philadelphia	4	1,791	1,523	6,220	6,203	0.3%	2,284	2,229	2.5%	3,936	3,974	-1.0%	63.3%	92.7%	95.7%	1,281	1,278

Northeast Total	36	14,530	13,773	50,270	50,575	-0.6%	17,303	16,696	3.6%	32,967	33,879	-2.7%	65.6%	94.4%	95.7%	1,191	1,193

Miami	5	1,548	1,344	6,036	6,036	0.0%	2,476	2,647	-6.5%	3,560	3,389	5.0%	59.0%	93.7%	94.3%	1,396	1,420
Palm Beach/Fort Lauderdale [1]	8	2,431	2,281	6,874	6,821	0.8%	2,752	2,690	2.3%	4,122	4,131	-0.2%	60.0%	95.0%	93.1%	977	990
Orlando [1]	11	2,712	2,495	5,746	5,934	-3.2%	2,590	2,762	-6.2%	3,156	3,172	-0.5%	54.9%	90.0%	91.9%	769	780
Tampa [1]	10	3,031	2,819	6,834	6,903	-1.0%	2,998	3,078	-2.6%	3,836	3,825	0.3%	56.1%	92.6%	93.0%	780	791
Jacksonville [1]	1	144	144	381	389	-2.1%	169	128	32.0%	212	261	-18.8%	55.6%	91.9%	92.3%	866	881

Florida Total	35	9,866	9,083	25,871	26,083	-0.8%	10,985	11,305	-2.8%	14,886	14,778	0.7%	57.5%	92.6%	92.9%	926	939

Houston	15	4,896	4,124	8,999	8,994	0.1%	4,177	4,265	-2.1%	4,822	4,729	2.0%	53.6%	95.3%	95.1%	685	679
Denver	10	2,877	2,315	6,161	6,378	-3.4%	2,119	2,186	-3.1%	4,042	4,192	-3.6%	65.6%	94.8%	96.5%	800	797
Phoenix	16	4,065	3,671	7,526	7,875	-4.4%	3,207	3,077	4.2%	4,319	4,798	-10.0%	57.4%	92.1%	94.6%	660	666
Dallas — Fort Worth	7	1,762	1,426	3,182	3,266	-2.6%	1,392	1,453	-4.2%	1,790	1,813	-1.3%	56.3%	93.0%	95.2%	726	724
Atlanta	4	803	697	1,918	1,927	-0.5%	871	877	-0.7%	1,047	1,050	-0.3%	54.6%	93.4%	93.8%	885	893

Sunbelt Total	87	24,269	21,316	53,657	54,523	-1.6%	22,751	23,163	-1.8%	30,906	31,360	-1.4%	57.6%	93.4%	94.3%	801	806

Chicago	13	3,304	3,127	10,922	10,838	0.8%	4,573	4,143	10.4%	6,349	6,695	-5.2%	58.1%	93.2%	93.4%	1,125	1,126

Total Target Markets	159	48,684	43,981	141,842	143,478	-1.1%	53,448	52,823	1.2%	88,394	90,655	-2.5%	62.3%	93.8%	94.7%	1,057	1,062

Other
Austin	4	1,143	1,143	2,447	2,589	-5.5%	1,385	1,101	25.8%	1,062	1,488	-28.6%	43.4%	89.0%	94.0%	728	726
Baltimore	5	1,180	993	3,310	3,313	-0.1%	1,242	1,043	19.1%	2,068	2,270	-8.9%	62.5%	93.7%	95.3%	1,063	1,062
Indianapolis/Fort Wayne	9	5,341	5,142	9,974	10,140	-1.6%	4,412	4,275	3.2%	5,562	5,865	-5.2%	55.8%	93.6%	95.5%	610	608
Nashville	5	1,504	1,231	3,203	3,212	-0.3%	1,249	1,258	-0.7%	1,954	1,954	0.0%	61.0%	94.3%	93.7%	823	834
Norfolk/Richmond	7	1,949	1,769	4,810	4,875	-1.3%	1,675	1,549	8.1%	3,135	3,326	-5.7%	65.2%	94.1%	95.8%	867	869
Raleigh/Greenville	5	1,233	954	2,034	2,053	-0.9%	904	851	6.2%	1,130	1,202	-6.0%	55.6%	93.3%	94.4%	712	719
Other Markets	32	10,644	9,783	25,057	25,248	-0.8%	11,646	10,299	13.1%	13,411	14,949	-10.3%	53.5%	92.6%	94.3%	807	809

Total Other	67	22,994	21,015	50,835	51,430	-1.2%	22,513	20,376	10.5%	28,322	31,054	-8.8%	55.7%	93.0%	94.7%	772	773

SAME STORE SALES TOTALS	226	71,678	64,996	192,677	194,908	-1.1%	75,961	73,199	3.8%	116,716	121,709	-4.1%	60.6%	93.5%	94.7%	$966	$969

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				145,416	144,818		80,528	78,370		64,888	66,448

Total rental and other property revenues and property operating expense per GAAP Income Statement				$338,093	$339,726		$156,489	$151,569		$181,604	$188,157

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 1st Quarter 2009	12

Supplemental Schedule 7
Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended March 31, 2009						Quarter Ended March 31, 2008
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,261	85%	3,611	9.2%	$2,122	16	4,262	85%	3,611	7.8%	$2,145
Orange County	4	1,213	94%	1,143	1.7%	1,544	4	1,213	94%	1,143	1.6%	1,499
San Diego	6	2,144	97%	2,074	3.6%	1,230	6	2,144	97%	2,074	2.8%	1,193

Southern CA Total	26	7,618	90%	6,828	14.5%	1,782	26	7,619	90%	6,828	12.1%	1,779
East Bay	2	413	85%	353	0.6%	1,268	3	693	91%	633	0.7%	1,135
San Francisco	6	773	100%	773	1.4%	1,539	6	773	100%	773	1.2%	1,485
San Jose	1	224	100%	224	0.5%	1,630	—	—	0%	—	0.0%	—

Northern CA Total	9	1,410	96%	1,350	2.4%	1,472	9	1,466	96%	1,406	2.0%	1,319
Seattle	3	413	75%	309	0.6%	1,350	4	468	60%	283	0.2%	958

Pacific Total	38	9,441	90%	8,487	17.4%	1,716	39	9,553	89%	8,517	14.4%	1,668

Manhattan	22	956	100%	954	2.3%	2,293	22	956	100%	954	2.4%	2,617
Suburban New York / New Jersey	8	3,413	87%	2,978	4.4%	1,168	8	3,413	87%	2,978	3.4%	1,162

New York Total	30	4,369	90%	3,932	6.6%	1,418	30	4,369	90%	3,932	5.8%	1,492
Washington — NoVA — MD	16	7,411	94%	6,989	11.5%	1,197	17	9,067	95%	8,643	10.5%	1,120
Boston	12	4,250	100%	4,250	6.3%	1,203	11	4,147	100%	4,147	4.9%	1,175
Philadelphia	7	3,885	91%	3,538	5.4%	1,276	9	4,432	92%	4,084	5.0%	1,222

Northeast Total	65	19,915	94%	18,709	29.7%	1,262	67	22,015	95%	20,806	26.1%	1,223

Miami	6	2,674	92%	2,448	4.5%	1,608	6	2,674	92%	2,448	4.0%	1,686
Palm Beach/Fort Lauderdale [1]	9	2,627	94%	2,477	2.9%	974	9	2,627	93%	2,455	2.2%	993
Orlando [1]	13	3,680	92%	3,388	2.8%	786	14	3,888	92%	3,596	2.3%	821
Tampa [1]	11	3,307	90%	2,991	2.7%	791	17	4,449	84%	3,738	2.7%	810
Jacksonville [1]	4	1,643	85%	1,404	1.2%	828	6	2,235	89%	1,996	1.4%	816

Florida Total	43	13,931	91%	12,708	14.2%	989	52	15,873	90%	14,233	12.6%	994

Houston	17	5,232	84%	4,416	3.4%	711	30	8,008	84%	6,722	3.7%	655
Denver	10	2,877	80%	2,315	2.7%	800	14	3,431	83%	2,836	2.5%	762
Phoenix	20	5,164	90%	4,658	3.3%	690	20	5,164	93%	4,804	2.8%	689
Dallas — Fort Worth	7	1,762	81%	1,425	1.2%	726	16	3,710	88%	3,256	1.8%	661
Atlanta	8	1,795	80%	1,435	1.5%	913	13	3,505	80%	2,808	1.8%	814

Sunbelt Total	105	30,761	88%	26,957	26.2%	855	145	39,691	87%	34,659	25.2%	817

Chicago	19	5,555	93%	5,157	6.4%	1,117	22	6,344	89%	5,622	5.8%	1,044

Total Target Markets	227	65,672	90%	59,310	79.8%	1,125	273	77,603	90%	69,604	71.5%	1,057

Other
Austin	4	1,143	100%	1,143	0.7%	728	7	1,497	100%	1,497	1.0%	709
Baltimore	5	1,180	84%	993	1.4%	1,063	9	1,716	81%	1,382	1.6%	1,099
Cincinnati	2	504	80%	405	0.5%	1,214	6	1,672	74%	1,239	1.1%	838
Colorado Springs CO	3	714	92%	654	0.6%	670	5	973	85%	826	0.5%	654
Indianapolis / Ft Wayne	9	5,341	96%	5,142	3.7%	610	25	9,965	92%	9,188	4.8%	571
Inland Empire	3	574	90%	514	0.5%	859	3	574	86%	493	0.4%	868
Michigan	7	4,150	95%	3,931	2.6%	661	15	6,067	83%	5,037	2.6%	651
Minneapolis	2	732	89%	651	1.5%	1,554	4	1,222	84%	1,022	1.4%	1,200
Nashville	6	1,830	79%	1,449	1.5%	842	8	2,492	80%	1,988	1.6%	778
Non-Target Florida	11	2,404	98%	2,358	1.7%	707	12	2,570	98%	2,524	1.6%	757
Norfolk / Richmond	8	2,363	92%	2,183	2.8%	923	13	3,905	88%	3,438	3.4%	916
Providence RI	3	948	100%	948	1.1%	1,102	3	948	100%	948	1.1%	1,105
Raleigh / Greenville	7	1,599	79%	1,268	0.9%	697	10	2,613	78%	2,040	1.1%	666
Other Markets [2]	5	1,305	58%	751	0.7%	755	42	10,761	87%	9,381	6.3%	694

Total Other [3][4]	75	24,787	90%	22,390	20.2%	781	162	46,975	87%	41,003	28.5%	730

Grand Total	302	90,459	90%	81,700	100.0%	$1,030	435	124,578	89%	110,607	100.0%	$933

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]	Other Markets includes one property in each of the following markets: Louisville (KY), Lexington (KY), Carbondale (IL), Sacramento (CA) and Lexington Park (MD).

[3]
For the quarters ended March 31, 2009 and 2008, Aimco’s conventional portfolio included assets in 19 and 26 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

[4]	During the quarter ended March 31, 2009, Aimco exited the San Antonio (TX) market.

AIMCO 1st Quarter 2009	13

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
FIRST QUARTER 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [1]

	Number	Number					Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate[ 2]	Debt	Proceeds[ 3]	Proceeds	Proceeds	Rent
Conventional [4]	7	1,668	$69.6	7.7%	$52.1	$10.7	$69.6	$10.7	$658

Affordable	3	324	13.5	3.8%	8.0	3.9	5.8	3.6	612

Total Dispositions	10	1,992	$83.1	7.1%	$60.1	$14.6	$75.4	$14.3	$652

[1]	First quarter property sales activity does not include a land sale with total Aimco net proceeds of $1.6 million.

[2]	Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds.

[3]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[4]	The following table presents selected market information regarding the conventional dispositions during the first quarter 2009:

Market	Properties	Units
Target Markets:
Atlanta	1	720

Total Target Markets	1	720
Other:
Indianapolis	5	722
San Antonio [5]	1	226

Total Other	6	948

Total Conventional Dispositions	7	1,668

[5]	During the first quarter 2009, Aimco exited the San Antonio market.
FIRST QUARTER 2009 PROPERTY ACQUISITION ACTIVITY
There were no property acquisitions during the first quarter of 2009.

AIMCO 1st Quarter 2009	14

Supplemental Schedule 9
Capital Expenditures
Three Months Ended March 31, 2009
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the three months ended March 31, 2009. Per unit numbers are based on approximately 99,131 average units, including 82,996 conventional and 16,135 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$6,368	$64
Turnover related	6,984	70
Capitalized site payroll and indirect costs	2,190	22

Total Aimco’s share of Capital Replacements	$15,542	$156

Capital Replacements:
Conventional	$14,045	$169
Affordable	1,497	$93

Total Aimco’s share of Capital Replacements	15,542	$156

Capital Improvements:
Conventional	9,995	$120
Affordable	914	$57

Total Aimco’s share of Capital Improvements	10,909	$110

Casualties:
Conventional	2,537
Affordable	(87)

Total Aimco’s share of Casualties [2]	2,450

Redevelopment (see Schedule 10) [3]:
Conventional projects	21,644
Tax Credit projects	13,858

Total Aimco’s share of Redevelopment	35,502

Total Aimco’s share of capital expenditures	64,403

Plus noncontrolling interest partners’ share of consolidated spending	4,254
Less Aimco’s share of unconsolidated spending	(287)

Capital expenditures per consolidated statement of cash flows	$68,370

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]
Redevelopment expenditures for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as Aimco’s share on Schedule 10.

AIMCO 1st Quarter 2009	15

Supplemental Schedule 10
Summary of Redevelopment Activity
Three Months Ended March 31, 2009
(dollars in millions)
(unaudited)

				Actual Expenditures
			Total		Three Months Ended
	Number of	Number of	Estimated	Inception to	March 31, 2009
	Properties	Units	Expenditures[1]	Date	Actual Amount	Aimco’s Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	37	13,553	$594.8	$502.3	$20.4	$19.3
New redevelopment projects started during period	—	—	—	—	—	—
Changes in project scope and estimated costs	—	—	(21.5)[2]	—	—	—

Redevelopment expenditures during period	37	13,553	573.3	502.3	20.4	19.3

Projects completed during period	(7)	(3,339)	(119.4)	(119.4)

Active redevelopment projects at March 31, 2009 [3]	30	10,214	453.9	382.9

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	4	528	$38.8	$22.7	$5.6	$5.5
New redevelopment projects started during period	3	546	21.2	2.6	2.6	2.6
Changes in estimated costs	—	—	1.4	—	—	—

Redevelopment expenditures during period	7	1,074	61.4	25.3	8.2	8.1

Projects completed during period	(1)	(88)	(3.7)	(3.5)

Active redevelopment projects at March 31, 2009	6	986	57.7	21.8

TOTAL ACTIVE REDEVELOPMENT PROJECTS	36	11,200	$511.6	$404.7

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$28.6	$27.4

[1]	Represents the forecasted total expenditures anticipated to be incurred in a redevelopment project.

[2]	During the first quarter 2009, Aimco elected not to complete portions of previously planned projects resulting in a reduction in estimated costs.

[3]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 1st Quarter 2009	16

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Investment Management Income

	Three Months Ended
	March 31,
	2009	2008

Current asset management fees [1]	$1,096	$878
Deferred asset management fees [2]	—	512
Promotes	—	4,152
Other GP transactional fees	735	444

Total asset management revenues	1,831	5,986

Tax credit syndication fees [3]	—	—
Deferred tax credit income [4]	8,107	6,866

Total tax credit revenues	8,107	6,866

Total asset management and tax credit revenues	9,938	12,852

Accretion on discounted notes receivable [5]	(51)	1,665
Land gains	681	—
Other portfolio management income [6]	1,416	1,334

Total portfolio management income	2,046	2,999

Total investment management revenues	11,984	15,851

Investment management expenses	(3,789)	(4,387)

Net investment management income (pre-tax)	8,195	11,464
Income taxes [7]	(1,250)	(2,477)

Net investment management income (after tax)	$6,945	$8,987

Summary of Projected Tax Credit Income

	Remainder	Year Ending December 31,
	2009	2010	2011	2012	2013	Thereafter	Total

Amortization of deferred income [8]	$26,276	$29,742	$29,117	$29,124	$27,713	$95,016	$236,988
Income taxes [9]	(10,248)	(11,599)	(11,356)	(11,358)	(10,808)	(37,056)	(92,425)

Projected income, net of tax	$16,028	$18,143	$17,761	$17,766	$16,905	$57,960	$144,563

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions were generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the quarter ended March 31, 2009, Aimco revised its estimate of the timing and amount of payment on certain discounted notes and as a result recorded adjustments totaling $0.8 million to accretion income.

[6]
Other portfolio management income during 2009 and 2008 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries. Income taxes are recalculated each period.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 1st Quarter 2009	17

Supplemental Schedule 12
Apartment Unit Summary
As of March 31, 2009
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:

Wholly-owned consolidated properties	206	61,281	61,281	100%
Partially-owned consolidated properties	95	29,761	21,277	71%
Partially-owned unconsolidated properties	2	732	264	36%

Total	303	91,774	82,822	90%

Affordable Real Estate Portfolio:

Wholly-owned consolidated properties	88	12,192	12,192	100%
Partially-owned consolidated properties	115	12,489	3,791	30%
Partially-owned unconsolidated properties	82	8,699	1,587	18%

Total	285	33,380	17,570	53%

Total Owned Real Estate Portfolio:

Wholly-owned consolidated properties	294	73,473	73,473	100%
Partially-owned consolidated properties	210	42,250	25,068	59%
Partially-owned unconsolidated properties	84	9,431	1,851	20%

Total	588	125,154	100,392	80%

Management Contracts:

Property-managed for third parties	27	2,463
Asset-managed	361	32,501

Total	388	34,964

Total Portfolio	976	160,118

AIMCO 1st Quarter 2009	18

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and operating real estate impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO. Please refer to Supplemental Schedule 9 for further detail.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6b for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 1st Quarter 2009	19